Exhibit (g)(1)(b)

May 9, 2022

State Street Bank and Trust Company

One Heritage Drive

North Quincy, Massachusetts 02171

Attention: Derek Hunter, Vice President

Re: abrdn Funds (the “Trust”) Changes to Appendix A

Ladies and Gentlemen:

Pursuant to the Agreement, this letter is to provide notice of the creation of abrdn EM SMA Completion Fund, a new series of abrdn Funds (formerly, Aberdeen Funds) (the “New Series”), and to update the names of the Trust and its series, including the Aberdeen Global Equity Fund, which became the abrdn EM ex-China Fund on February 28, 2022.

In accordance with Section 21.6 (Additional Portfolios) of the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned New Series under the terms of the Agreement.

The foregoing changes are reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by returning an executed copy of this letter agreement.

Sincerely,

ABRDN EM SMA COMPLETION FUND, A SERIES OF ABRDN FUNDS

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ David Whelan
Name:	David Whelan
Title:	Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended May 9, 2022

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

abrdn Funds

abrdn U.S. Sustainable Leaders Smaller Companies Fund

abrdn U.S. Small Cap Equity Fund

abrdn China A Share Equity Fund

abrdn Global Equity Fund (formerly, Aberdeen Global Equity Fund)

abrdn Emerging Markets Fund

abrdn Emerging Markets Sustainable Leaders Fund

abrdn Global Absolute Return Strategies Fund

abrdn International Small Cap Fund

abrdn Intermediate Municipal Income Fund

abrdn U.S. Sustainable Leaders Fund

abrdn Emerging Markets Debt Fund

abrdn Dynamic Dividend Fund

abrdn Global Infrastructure Fund

abrdn Short Duration High Yield Municipal Fund

abrdn International Real Estate Equity Fund

abrdn Realty Income & Growth Fund

abrdn Ultra Short Municipal Income Fund

abrdn International Sustainable Leaders Fund

abrdn Global High Income Fund

abrdn Global Equity Impact Fund

abrdn EM SMA Completion Fund

The India Fund, Inc.

Aberdeen Emerging Markets Equity Income Fund, Inc.

Aberdeen Income Credit Strategies Fund

Aberdeen Standard Global Infrastructure Income Fund